UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014

SW CHINA IMPORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173873	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12655 N Central Expressway Suite 100, Dallas TX 75243
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On June 16, 2014, SW China Imports, Inc. (the “Company”) entered into a commercial lease agreement to lease 1,250 sq. ft. of space to operate a medical marijuana dispensary. The lease is for one year and the rent is $1,650 per month. The new location is located at 21 Shine Road, Port Ludlow, WA 98365. The Port Ludlow facility will be operated and managed by Med-Pharma Management Corp. (“Med-Pharma”), a Florida corporation, which is the Company’s wholly-owned subsidiary. Med-Pharma will operate and manage the first store located in Townsend, Washington also. The Company presently has two employees and anticipates the new location will result in the hiring of an additional six employees.

As a result in the change of direction from owning to managing medical marijuana dispensaries, Big Sky Oil Inc. is returning the 159,930,000 shares it received as part of the transaction the Company entered into in April, 2014.

ITEM 5.01 Changes in Control of the Registrant.

As a result in the change of direction from owning to managing medical marijuana dispensaries, Big Sky Oil Inc. is returning the 159,930,000 shares it received as part of the transaction the Company entered into in April, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2014	SW CHINA IMPORTS, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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